UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 15, 2008

Fearless International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52159	20-3155365
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(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

972 Lincoln Road, Suite 200, Miami, Florida 33139
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(Address of principal executive offices and Zip Code)

(305) 674-1211
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

          The information called for under this Item 1.01 is incorporated by reference to Item 8.01 to the extent required by this item 1.01.

Item 2.04   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

          The information called for under this Item 2.04 is incorporated by reference to Item 8.01 to the extent required by this item 2.04.

Item 8.01   Other Events

          On November 15, 2007, we issued secured promissory notes. Such issuance was described in our Current Report on Form 8-K filed with the SEC on November 20, 2007. The stated maturity date of those notes was March 15, 2008 and the aggregate principal amount due on such notes at such maturity date was $720,000. The obligation evidenced by these notes are secured by substantially all of our assets, guaranteed by our subsidiary and secured by the pledge of 2,000,000 shares of our commons stock owned by Jeffrey Binder, our chief executive officer.

          These notes have not been paid. Management is assessing the impact, if any, of the non-payment of these notes on the completion of the transactions (the “Financing Transactions”) contemplated by the Securities Purchase Agreement (the “SPA”) dated as of February 29, 2008 by and among the Company and the other parties thereto. No assurance can be given that the Financing Transactions will be completed and the failure to complete such transactions could have a material adverse effect on us. The SPA and the transactions contemplated thereby were described in our Current Report on Form 8-K filed on March 6, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEARLESS INTERNATIONAL, INC.

Dated:	March 21, 2008	By:	/s/ Jeffrey I. Binder
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Jeffrey I. Binder
Chief Executive Officer